UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2019

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California	95054-1549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 765-8080

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2019, the Board of Directors (the “Board”) of Intel Corporation (“Intel”) unanimously waived the provision contained in Article III, Section 12 of Intel’s Bylaws that limits the tenure of the Chairman of the Board to no more than two three-year terms, in order to allow Andy D. Bryant, Intel’s current Chairman, to serve for an additional one-year term.

If Mr. Bryant is re-elected to the Board by stockholders at Intel’s 2019 Annual Stockholders’ Meeting, he would be permitted to continue serving as Chairman through the conclusion of Intel’s 2020 Annual Stockholders’ Meeting. Mr. Bryant indicated to the Board on March 22, 2019 that, if re-elected, he would not expect to stand for re-election again at Intel’s 2020 Annual Stockholders’ Meeting.

The Board approved the waiver of the Chairman term limit for one additional year because it believes Mr. Bryant’s extensive expertise and experience provide important leadership continuity, particularly to help support Intel’s new CEO, Robert H. Swan, during a time of substantial business transformation.

Item 8.01	Other Events.

Intel issued a press release, dated March 25, 2019, announcing the waiver of the Chairman term limit for one additional year for Mr. Bryant, which is attached as Exhibit 99.1 to this report.

Important Additional Information and Where to Find It

Intel, its directors, and certain executive officers may be deemed to be participants in a solicitation of proxies from Intel’s stockholders at its 2019 Annual Stockholders’ Meeting in connection with the disclosure of the nomination of Mr. Bryant as a director in this Current Report on Form 8-K and the attached press release. Information regarding Intel’s directors and executive officers and their respective interests in Intel, by security holdings or otherwise, will be set forth in Intel’s Definitive Proxy Statement for its 2019 Annual Stockholders’ Meeting when it is filed with the Securities and Exchange Commission (the “SEC”), and other reports filed by Intel and ownership forms filed by the directors and executive officers with the SEC. Intel will also furnish its Definitive Proxy Statement for its 2019 Annual Stockholders’ Meeting to stockholders entitled to vote at the meeting. Intel urges its stockholders to carefully read the Definitive Proxy Statement for its 2019 Annual Stockholders’ Meeting, and any other relevant documents filed by Intel with the SEC, when available because they will contain important information. Stockholders may obtain free copies of the materials referenced above at www.sec.gov or www.intc.com.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is provided as part of this report:

Exhibit Number	Description

99.1	Press release issued by Intel Corporation dated March 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION
(Registrant)

Date: March 25, 2019	/s/ Susie Giordano
Susie Giordano
Corporate Vice President and Corporate Secretary